Exhibit 99.01

1 BIO Asia March 2015 OTCQB : GNSZ

2 Safe Harbor Statement Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Any statements that are not historical facts are forward - looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward - looking statements, which may include, but are not limited to, factors related to GenSpera's anticipated growth strategies, the outcome of its clinical trials, future business development, ability to develop new products, expand to other related industries or markets in other geographical locations, and other information detailed from time to time in the Company's filings and future filings made with the United States Securities and Exchange Commission . Readers are advised that this information is intended for the use of investment professionals . Anyone interested in obtaining information on GenSpera should contact GenSpera directly . This presentation was developed by GenSpera and is intended solely for informational purposes and is not to be construed as an offer to sell or the solicitation of an offer to buy the Company's stock . This presentation is based upon information available to the public, as well as other information from sources which management believes to be reliable, but is not guaranteed by the Company as being accurate nor does it purport to be complete . Opinions expressed herein are those of management as of the date of the presentation and are subject to change without notice .

3 • An innovation driven biotech company that unlocks conventional thinking • Deep experience in cancer drug discovery and development • A leader in prodrug therapeutics for the treatment of cancer • Robust global IP platform • World class strategic partners • 2015 is tipping point for value creation GenSpera Profile

4 Milestones Opportunity Identified 2003 Our Journey Begins POC in Animals 2006 First Financing 2007 IND Approved (10 weeks) 2009 Phase I Trial Begins 2010 Phase II HCC Trial 2013 Global Phase I/II HCC 2015 / 2016 Global Mipsagargin Development 2015 / 2018 Next Generation GenSpera 2018 GenSpera is Here Entertain Acquisition Offers & Partnerships Innovation - Driven Platform To Exploit Technologies Proof of Concept Validated 2015

5 Novel Technology Platform 12ADT • Technology platform combines a powerful, plant - derived cytotoxin ( thapsigargin ) with targeted release of drug candidates only within the tumor • Well - characterized toxin that kills both slow - and fast - growing cancer cells • Effective potency is 10 - 100x greater than common cytotoxic agents • Potent inhibitor of the intracellular SERCA pump - causes Ca2+ (calcium) to rise significantly and trigger apoptosis (cell death) Extraction and chemical modification • Our toxic “payload” is inactive and soluble in the blood stream. • Different peptides are used to target different tumor sites. • Active drug is released via removal of the targeting peptide only at the tumor site. Masking and targeting peptide attached

6 PSMA is Expressed by Tumor Vasculature Normal Pancreas Normal Skin Normal Lung Normal Bladder Pancreatic Cancer Bladder Cancer Lung Cancer Skin Cancer

7 Initial Market Focus Tremendous unmet needs in numerous types of cancer Mipsagargin attacks a universal attribute of all solid tumors Liver Cancer • 3rd largest cancer - killer worldwide • $10 billion by 2020 Brain Cancer • 13,000 deaths annually in the U.S. • Avastin expected to generate $460 million in revenue by 2017 Prostate Cancer • 240,000 new cases diagnosed annually in the U.S. • $6.7 billion by 2020 Kidney Cancer • 64,000 new cases diagnosed annually in the U.S. • 14,000 deaths annually in the U.S .

GenSpera Clinical Programs – Evaluating Multiple Oncology Indications

GENSPERA

DEVELOPMENT STAGE

DRUG	TARGET SITE	INDICATION	RESEARCH	PRE-CLINICAL	HUMAN CLINICAL TRIALS: PHASE 1	PHASE 2	PHASE 3
Mipsagargin	*Blood vessels of most solid tumors*	Liver Cancer (HCC)	25 patients treated in Ph2 study at 5 sites – Study Closed – Results presented				2015 Partner Outreach
		Brain Cancer (GBM)	12 patients enrolled in Ph2 study at UCSD*				
		Prostate Cancer (PCa)	Ph2 to begin Q1 2015 at UTHSC Houston*				
		Kidney Cancer (RCC)	Ph2 to begin Q3 2015 at UTHSC Houston*				

* Ph2 costs primarily supported by investigator funds

- 3 additional Phase II trials ongoing 2015
- Provides expanded options for partnering
- Evaluating multiple oncology indications for next generation drugs

8

9 Impressive clinical activity • Highly differentiated from other anti - cancer approaches • Outstanding clinical safety profile • Minimal and manageable side effects • Fatigue, nausea, rash, reversible creatinine increase • No apparent effect on bone marrow • Data strongly suggestive of clinical activity in HCC • Prolonged disease stabilization in a significant percentage of patients • TTP = 4.2 months • 35% with stable disease > 7 months • Will be evaluated in 4 different cancer indications by Q3 2015 Mipsagargin Phase II Results

10 Pharmacodynamic Proof of Principle via DCE - MRI HCC patient with gastrohepatic metastatic lymph node involvement (green arrows). Increased hypoenhancement after mipsagargin treatment (right panel) suggests response. Before After

11 • World Class pedigree - technology developed at John Hopkins University and the University of Copenhagen • Our patents provide REAL value • Future company acquisition/partnerships • Expansive by design – much broader than mipsagargin alone • Current portfolio • Patent coverage in U.S. to 2023 • Orphan Drug Designation and patent restoration add significant coverage • Data exclusivity outside of U.S. - up to 10 years after drug approval in EU • Portfolio expansion strategy • New composition of matter PCT - Worldwide exclusivity expected through 2033 • Other applications filed for methods of use, formulations, process improvements Intellectual Property

12 Utilize world class strategic partnerships for global development of platform technology • Expanded global clinical trials – heavy focus Asia/China • Manufacture at commercial scale • Collaboration with, and adoption by, leading physicians, scientists and institutions worldwide • Seek strategic Pharma/Biotech relationships Partner Strategy

13 GenSpera, Inc. ( OTC QB: GNSZ) 2511 N Loop 1604 W, Suite 204 San Antonio, TX 78258 Craig Dionne, PhD Chairman & CEO (210) 479 - 8112 www.genspera.com Connect with GenSpera https://www.facebook.com/GenSpera https://twitter.com/GenSperaNews https://www.linkedin.com/company/genspera - inc - https://plus.google.com/u/0/b/111021404 725787491742/ 111021404725787491742 / posts https://www.youtube.com/ channel/UCdvATHFsc6Z LVgVMTJtPq3A http://www.thechairmansblog.com/genspera